Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made on August 28, 2009 in Beijing:

BETWEEN

Pledgee:	Xuecheng Century (Beijing) Information Technology Co., Ltd.

Registered Address: Room 172, Building No. 1, 3 Xijing Road, Badachu High Technology Park, Shijingshan District, Beijing

Pledgors:	Jin Xin	ID No.: 110105197702260013;
	Li Rubin	ID No.: 372831197709070053;
	Yao Jinbo	ID No.: 432321197610190959;
	Zhu Changyong	ID No.: 342101197008140010;
	Deng Qiang	ID No.: 110102196711032318;
	Piao Junhong	ID No.: 220204197704073320;
	Wang Yafei	ID No.: 610103195504123620;
	Chai Chaoming	ID No.: 310110196911148013;
	Song Junbo	ID No.: 140502197512043016.

WHEREAS:

The Pledgors collectively own 100% of the equity interest of Beijing Xueda Information Technology Co., Ltd., a limited liability company registered in Beijing, China (the “Company”), among which:

(1)	Jin Xin owns 27.03968%;
(2)	Li Rubin owns 23.48493%;
(3)	Yao Jinbo owns 15.66018%;
(4)	Zhu Changyong owns 2.85022%;
(5)	Deng Qiang owns 2.13499%;
(6)	Piao Junhong owns 20.03308%;
(7)	Wang Yafei owns 3.51877%;
(8)	Chai Chaoming owns 2.26258%;
(9)	Song Junbo owns 3.01557%.

The Pledgee is a wholly foreign-owned company registered in Beijing, China. The Pledgee has entered into the Exclusive Technology Consulting and Management Service Agreement (the “Service Agreement”) with the Company on August 28, 2009.

In order to ensure that the Pledgee will be able to collect the consulting service fees normally from the Company pursuant to the Service Agreement, the Pledgors hereby pledge all their equity interest in the Company as security for the consulting service fees under the Service Agreement.

NOW THEREFORE, the Pledgors and the Pledgee through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.             DEFINITIONS

1.1           “Pledge” refers to the full content of Section 2 hereof.

1.2           “Equity Interest” refers to the equity interest in the Company held by the Pledgors as follows: 27.03968% by Jin Xin, 23.48493% by Li Rubin, 15.66018% by Yao Jinbo, 2.85022% by Zhu Changyong, 2.13499% by Deng Qiang, 20.03308% by Piao Junhong, 3.51877% by Wang Yafei,  2.26258% by Chai Chaoming, and 3.01557% by Song Junbo, totaling 100% of the equity interest of the Company.

1.3           “Term of Pledge” refers to the period set forth in Section 3 hereof.

1.4           “Service Agreement” refers to the Exclusive Technology Consulting and Management Service Agreement entered into by the Company and the Pledgee on August 28, 2009.

1.5           “Event of Default” refers to any event set forth in Section 7 hereof.

1.6           “Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.             Pledge

2.1           The Pledgors hereby pledge all their equity Interest in the Company to the Pledgee as security for the collection of the consulting services fees by the Pledgee under the Service Agreement.

2.2           Pledge hereunder refers to the rights owned by the Pledgee, who shall be entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interest pledged by the Pledgors to the Pledgee.

3.             Term of Pledge

3.1           The Pledge shall be created upon registration with the relevant administration for industry and commerce. The Pledgors and the Pledgee shall, in accordance with the Property Law of the People’s Republic of

China, the Measures for the Registration of Equity Pledge with the Administrative Authority for Industry and Commerce and the relevant laws and regulations of the People’s Republic of China (the PRC), submit the pledge registration application to the relevant administration for industry and commerce within ten (10) days from the date on which this Agreement has been executed. The Term of Pledge shall be ten (10) years. In the event of any extension of the term of the master contract secured by the Pledge, the effective term of the Pledge hereunder shall be extended accordingly.

3.2           During the Term of Pledge, the Pledgee shall be entitled to dispose of the Pledge pursuant to this Agreement and the relevant laws and regulations of the PRC in the event that the Company fails to pay the consulting service fees in accordance with the Service Agreement.

4.             Maintenance of the Pledge Certificates

4.1           During the Term of Pledge hereunder, the Pledgors shall execute, or cause the Company to execute, the Capital Contribution Certificate and Shareholder Register, and deliver such formally executed documents to the Pledgee for it to maintain such documents during the Term of Pledge hereunder.

4.2           The Pledgee shall be entitled to collect all cash income and non-cash income, such as all dividends, generated by the Equity Interest from the execution date of this Agreement.

5.             Representations and Warranties of the Pledgors

5.1           Pledgors are the legal owners of the Equity Interest.

5.2           Any exercise by the Pledgee of its rights under this Agreement shall not be interfered by any other party at any time.

5.3           The Pledgee shall have the right to dispose of and transfer the Equity Interest in any manner set forth in this Agreement.

5.4           The Pledgors have not created any other pledge on the Equity Interest or encumbered the Equity Interest to any other party except for the Pledge.

6.             Covenants of the Pledgors

6.1           The Pledgors hereby covenant to the Pledgee that, during the term of this Agreement, the Pledgors shall:

6.1.1        not transfer the equity interest, create or permit the existence of any pledge or other form of security thereon that may have an impact on the rights or interests of the Pledgee, without the prior written consent of the Pledgee, except for the transfer of equity interest to the Pledgee or a person designated by the Pledgee pursuant to the

Exclusive Purchase Right Contract entered into by the Pledgors, Pledgee and the Company on August 28, 2009;

6.1.2        comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by the relevant competent authorities regarding the Pledge, shall present such notice, order or recommendation to the Pledgee, and shall comply with such notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or with the consent of the Pledgee;

6.1.3        promptly notify the Pledgee of any event or notice received thereby that may have an impact on the Pledgors’ equity interest or any portion thereof, as well as any event or notice received thereby that may change any warranty and other obligation of the Pledgors hereunder or affect the Pledgors’ performance of their obligations hereunder.

6.2          The Pledgors agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by the Pledgors or any successors thereof or any person authorized thereby or any other person through any legal proceeding.

6.3           To protect or perfect the security hereunder for payment of the consulting service fees under the Service Agreement, the Pledgors hereby undertakes to the Pledgee that it shall execute in good faith and cause other parties who have an interest in the Pledge to execute all title certificates and deeds and/or take and cause other parties who have an interest in the Pledge to take action as required by the Pledgee, facilitate the exercise by the Pledgee of the rights and authority granted thereto by this Agreement, enter into all relevant documents regarding ownership of equity interest with the Pledgee or its designee(s) (natural person/legal person), and provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge as deemed necessary by the Pledgee.

6.4           The Pledgors hereby undertake to the Pledgee that the Pledgors shall comply with and perform all warranties, covenants, agreements, representations and conditions for the benefit of the Pledgee. In the event of any failure to perform or any partial performance of such warranties, covenants, agreements, representations and conditions, the Pledgors shall indemnify for all losses suffered by the Pledgee resulting therefrom.

6.5           The Pledgors hereby undertakes to the Pledgee that the Pledgors shall be jointly and severally liable for the obligations hereunder.

6.6           The Pledgors hereby irrevocably agree to waive any right of first refusal to any transfer of equity interest resulting from the Pledgee’s exercise of the Pledge with respect to the Equity Interest pledged as security by any other shareholders of the Company to the Pledgee.

7.             Events of Default

7.1           The following events shall be deemed as the events of default:

7.1.1        The Company fails to make full payment of the consulting service fees as scheduled under the Service Agreement;

7.1.2        The Pledgors make any materially false or misleading representations or warranties under Section 5 hereof, and/or the Pledgors breach the representations or warranties under Section 5 hereof;

7.1.3        The Pledgors breach the covenants under Section 6 hereof;

7.1.4        The Pledgors breach any provision hereof;

7.1.5        The Pledgors waive the pledged equity interest or transfer the pledged equity interest without the prior written consent of the Pledgee except as provided in Section 6.1.1 hereof;

7.1.6        Any borrowing, guarantee, indemnification, commitment or other debt service liability of the Pledgors (i) has been required to be payable or performed prior to maturity as a result of any breach; or (ii) has become due but cannot be paid or performed in a timely manner, causing the Pledgee to believe that the ability of the Pledgors to perform the obligations hereunder has been affected;

7.1.7        The Pledgors are incapable of repaying the general debt or other debt;

7.1.8        Due to the promulgation of the relevant laws, this Agreement becomes illegal, or the Pledgors are not capable of continuing to perform the obligations hereof;

7.1.9        All government consents, permits, approvals or authorizations necessary for the enforcement or effectiveness of this Agreement have been revoked, suspended, invalidated or materially changed;

7.1.10      The property of the Pledgors is adversely affected, causing the Pledgee to believe that the ability of the Pledgors to perform the obligations hereof has been adversely affected;

7.1.11      The successors or agents of the Pledgors are only able to perform a portion of or refuse to perform the payment obligations under the Service Agreement;

7.1.12      Any other circumstance in which the Pledgee cannot exercise its right of disposal with respect to the Pledge as required by the relevant laws.

7.2         The Pledgors shall immediately give a written notice to the Pledgee if the Pledgors are aware of or discover that any event described in Section 7.1 hereof or any event that may result in the foregoing events has occurred.

7.3           Unless the event of default under Section 7.1 hereof has been solved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default by the Pledgors occurs or thereafter, may give a written notice of default to the Pledgors and require the Pledgors to immediately make full payment of the outstanding fees under the Service Agreement and other payables or dispose of the Pledge in accordance with Section 8 hereof.

8.             Exercise of Pledge

8.1           Prior to full payment of the consulting service fees under the Service Agreement, the Pledgors shall not transfer the Pledge without the prior written consent of the Pledgee.

8.2           Upon exercise of the Pledge, the Pledgee shall give a notice of default to the Pledgors.

8.3           Subject to Section 7.3, the Pledgee, at any time when or after giving a notice of default pursuant to Section 7.3, may exercise its right of disposal with respect to the Pledge.

8.4           The Pledgee shall be entitled to priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interest set forth herein in accordance with legal procedure, until the outstanding consulting service fees under the Service Agreement and other payables are repaid.

8.5           The Pledgors shall not hinder the Pledgee from disposing of the Pledge hereunder, and shall provide necessary assistance so that the Pledgee may realize its Pledge.

9.             Assignment

9.1           The Pledgors shall not donate or transfer its rights and obligations hereunder without the prior consent of the Pledgee.

9.2           This Agreement shall be binding upon the Pledgors and their successors and be binding on the Pledgee and each of its successors and assignees.

9.3           The Pledgee may transfer any or all of its rights and obligations under the Service Agreement to its designee(s) (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations of the Pledgee hereunder, as if the assignee is a party hereto. When the Pledgee transfers the rights and obligations under the Service Agreement, at the request of the Pledgee, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer.

9.4           In the event of a change of the Pledgee resulting from the transfer, the successor parties to the pledge shall execute a new pledge contract.

10.          Termination

Upon payment of the consulting service fees under the Service Agreement and release of the Company’s obligations thereunder, this Agreement shall terminate, and the Pledgee shall, as soon as reasonably practicable, cancel or discharge this Agreement.

11.          Formality Fees and Other Expenses

11.1         The Pledgors shall be responsible for all fees and actual expenses in relation to this Agreement, including, but not limited to, legal fees, cost of production, stamp tax and any other taxes and expenses. If the Pledgee pays the relevant taxes as required by law, the Pledgors shall fully indemnify the Pledgee for the taxes and expenses paid by the Pledgee.

11.2         The Pledgors shall be responsible for all fees (including, but not limited to, any taxes, formality fees, administration fees, litigation fees, attorney’s fees and various insurance premiums in connection with the disposal of the Pledge) incurred in connection with any failure by the Pledgors to pay any taxes or expenses payable hereunder or any other reason which cause the Pledgee to recourse by any means or ways.

12.          Force Majeure

12.1         If the performance of this Agreement is delayed or prevented by any “force majeure event”, the party affected by such force majeure event shall be relieved from any liability hereunder only to the extent of such delay or prevention. A “force majeure” event means any event which is beyond the reasonable control of a party and which remains unavoidable despite reasonable care on the part of such affected party, including without limitation acts of government, acts of God, fire, explosion, geographic change, storm, flood, earthquake, tide, lightening or war. Any inadequacy in creditworthiness, capital or financing shall not be deemed an event beyond the reasonable control of a party. The party affected by a force majeure event seeking to be excused from performance of its obligations under this Agreement or any provision hereof shall notify the other party of such excusing event as well as the steps to be taken by it for the purpose of performance of such obligations.

12.2         The party affected by a force majeure event shall be relieved from any liability hereunder with respect thereto, provided that the party seeking to be excused from performance of obligations shall only be relieved from such liability to the extent that such affected party use its reasonable and practicable efforts to perform the Agreement and only within the scope of such delay or prevention. The parties agree to use their best efforts to resume the performance hereunder immediately after the event resulting in such excuse from liability has been cured and remedied.

13.          Dispute Resolution

13.1         This Agreement shall be governed by, and construed in accordance with, the laws of the PRC.

13.2         Any dispute between the parties hereto in connection with the interpretation or performance of the provisions hereof shall be resolved in good faith by the parties through consultations. If the parties fail to resolve any dispute within thirty (30) days of receipt of a written notice served by one party on the other party requesting such consultations, either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the then effective arbitration rules of such commission. The place of arbitration shall be Beijing. The language of arbitration shall be Chinese. The arbitration award shall be final and shall be binding upon both parties.

14.          Exhibits

The Exhibits attached to this Agreement shall constitute an integral part of this Agreement.

15.          Severability

If any provision hereof is found invalid or unenforceable due to any inconsistency with relevant laws, such provision shall be invalid or unenforceable only to the extent of the scope of application of such laws and shall not affect the legal validity of any other provision of this Agreement.

16.          Effectiveness

16.1         This Agreement and any amendments, supplements or changes hereto shall be in writing and come into effect after being executed and sealed by the parties.

16.2         This Agreement is made in Chinese in eleven (11) originals with equal legal validity.

SIGNATURE PAGE (WITH NO TEXT)

Pledgee:	Xuecheng Century (Beijing) Information Technology Co., Ltd. (Seal)

Authorized Representative:	/s/ HSU WILLIAM SHANG WI

Name:	HSU WILLIAM SHANG WI

Pledgors:

Jin Xin		Li Rubin

Signature:	/s/ Jin Xin	Signature:	/s/ Li Rubin

Yao Jinbo		Zhu Changyong

Signature:	/s/ Yao Jinbo	Signature:	/s/ Zhu Changyong

Deng Qiang		Piao Junhong

Signature:	/s/ Deng Qiang	Signature:	/s/ Piao Junhong

Wang Yafei		Chai Chaoming

Signature:	/s/ Wang Yafei	Signature:	/s/ Chai Chaoming

Song Junbo

Signature:	/s/ Song Junbo